Exhibit 32.1

CERTIFICATION OF INTERIM CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C.§ 1350, the undersigned certifies that, to the best of my knowledge, the Quarterly Report on Form 10-Q/A for the period ended June 30, 2025 of Organon & Co. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C.§ 78m or 78o(d)) and that the information contained in the Quarterly Report on Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of Organon & Co.

November 10, 2025	/s/ Joseph Morrissey
Joseph Morrissey
Interim Chief Executive Officer
(Principal Executive Officer)